EXHIBIT 10.38

SEATTLE DESIGN CENTER

LEASE

This Lease made this 23rd day of March, 2000, by and between Bay West Design Center, LLC, a Delaware limited liability company, hereinafter called Lessor, and EpicEdge, Inc., a Texas corporation, hereinafter called Lessee.

1.             PREMISES.  Lessor does hereby lease to Lessee those certain premises being space in those certain buildings known as the Seattle Design Center, (herein referred to as “the buildings”) to wit:

Approximately 8,725 rentable square feet of space, being Suite #600, located at 5601 Sixth Avenue South, Seattle, Washington, 98108, as outlined in blue on Exhibit B attached hereto (hereinafter called “Premises”) being situated upon land described in Exhibit A attached hereto.  Said square footage includes an agreed upon 10% load factor.

2.             TERM.  This Lease shall be for a term of five (5) years commencing June 1, 2000, and terminating May 31, 2005.

3.             RENT/SECURITY DEPOSIT/LETTER OF CREDIT.  Lessee covenants and agrees to pay Lessor, at PO Box 24842, Seattle, Washington 98124-0842, or to such other party or at such other place as Lessor may hereafter designate, monthly rent in advance without offset or deduction, on or before the first day of each month of the Lease term in the following amount: Thirteen Thousand Eighty Seven and 50/100 Dollars ($13,087.50). (SEE PARAGRAPH 36)

Lessor acknowledges receipt of the first month’s rent ($13,087.50) and operating expense charge ($2,776.20).  Lessor further acknowledges receipt from Lessee of a security deposit (the “Security Deposit”) in the amount of Fifteen Thousand Ninety-Four and 25/100 Dollars ($15,094.25), which sum shall be held and owned by Lessor, without obligation to pay interest, as security for the performance of Lessee’s covenants and obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of damages incurred by Lessor in case of Lessee’s default.  Upon the occurrence of any event of default by Lessee, Lessor may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Lessor hereunder, and any other damage, injury, expense or liability caused by such event of default, and Lessee shall pay to Lessor, on demand, the amount so applied in order to restore the Security Deposit to its original amount.  Although the Security Deposit shall be deemed the property of Lessor, any remaining balance of such deposit shall be returned by Lessor to Lessee at such time after termination of this Lease that all of Lessee’s obligations under this Lease have been fulfilled, reduced by such amounts as may be required by Lessor to remedy defaults on the part of Lessee in the payment of Rent or other obligations of Lessee under this Lease, to repair damage to the Premises, Building or Project caused by Lessee or any Lessee’s Parties and to clean the Premises.  Lessor may use and commingle the Security Deposit with other funds of Lessor.

In addition to the Security Deposit and as further security for the performance of the obligations of this Lease by Lessee, upon execution of this Lease Lessee shall provide to Lessor and cause to be in effect for the first twelve (12) months of the term of this Lease, an unconditional, irrevocable letter of credit naming Lessor as beneficiary, in the amount of Thirty Thousand Dollars ($30,000).  Lessor shall hold the letter of credit as security for the performance of Lessee’s obligations under this Lease.  Lessor shall have the right to draw upon said letter or credit, without prejudice to any other remedy of Lessor, upon the failure of Lessee to pay to Lessor when due rent or additional rent or any other charges after notice as provided in the Lease.  In the event Lessor draws upon the letter of credit, Lessee shall have delivered to Lessor a revised letter of credit in the full amount required to be provided as security.  Following the end of the twelfth month of the Lease term, the letter of credit shall no longer be required by Lessor.

4.             USE.  The premises shall be used only for the purpose of

Office.

Lessee shall at its own expense obtain any and all licenses and permits necessary for such use, and shall comply with all governmental laws, ordinances, regulations, orders, and directives applicable to the use of the Premises, except that Lessor agrees to deliver the Premises in compliance with the Americans with Disabilities Act and Lessee shall be responsible for maintaining the Premises thereafter.  Lessee shall not occupy or use, or permit any portion of the Premises to be occupied or used, for any purpose which would increase the rate of fire insurance coverage on said Premises, the buildings or their contents.  In the event Lessee shall cause any increase above normal rates, Lessee agrees to pay to Lessor, as additional rental, an amount equal to all such increases.

5.             RULES AND REGULATIONS.  Lessee agrees to comply with the Rules and Regulations attached hereto (Exhibit C), as well as such other reasonable rules and regulations as may from time to time be adopted by Lessor for the management and safety of common areas, the buildings, and tenants.  Lessee shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.  The failure of Lessor to enforce any of such rules and regulations against Lessee or any other tenant of the buildings shall not be deemed to be a waiver of same.

6.             MAINTENANCE.  Lessee agrees by taking possession that the Premises are in tenantable and good condition and that Lessor has made no promises, agreements, or representations as to the decoration, repair or alteration of the Premises or any other portion of the buildings except as expressly set forth herein or as may otherwise be mutually agreed upon in writing.  Lessor shall maintain the heating and air conditioning systems, roof, exterior walls (excluding windows, plate glass and all doors in and to the Premises), grounds, parking areas, public restrooms, hallways, entrances and other portions of the buildings used in common by all tenants in good repair and condition, reasonable wear and tear excepted, and the costs of such maintenance shall be shared as provided in paragraph 8, below.  Lessee shall be responsible for all other maintenance and repairs required in connection with the Premises and shall maintain the Premises in a neat, clean and sanitary condition.  Lessee shall also be responsible for repair or replacement of any damage or injury to the Premises or the buildings caused by Lessee, its agents, employees or invitees; provided, however, if Lessee fails to make such repairs or replacements promptly, Lessor may do so, and the cost thereof shall be additional rent due on the first of the following month.

7.             UTILITIES AND SERVICES.  Lessor shall furnish electricity for light, heat and air conditioning to the Premises, and in addition shall furnish water, janitorial services, sewer and toilet facilities to common areas in the buildings, and the cost of such utilities and services shall be shared as provided in paragraph 8, below.  In the event that Lessee’s electrical needs exceed the building standard requirements supplied by Lessor, Lessee shall have the right, at Lessee’s sole cost and expense, to install additional electrical service capacity to the Premises.  Lessee’s plans and specifications shall be subject to the prior approval of Lessor, and the additional electrical service shall include one or more separate meters in order to permit Lessor to invoice Lessee directly for the additional electrical usage.  Lessor shall not be liable for any injury or damages suffered as a result of the interruption of utilities or services by fire, or other casualty, strike, riot, vandalism, the making of necessary repairs or improvements, or any other cause.

8.             MONTHLY OPERATING EXPENSE ADJUSTMENTS.  Lessee shall pay as additional monthly rent Lessee’s pro-rata share of expenses incurred by Lessor for operation of the land and buildings described on Exhibit A hereto during the term or any extension hereof, as follows:

(a)  Real estate taxes and assessments including taxes, if any, direct or indirect, in whole or in part, upon the rents or the income derived from real estate or rental property (excluding Federal or State taxes on net income);

(b)  Usual and necessary costs of operation, maintenance and repair as determined by standard accounting practice, including without limitation, all utilities and services not metered or charged directly to Lessee, insurance, painting, upkeep and repair of building exterior, roofing, parking, landscaping, and all common areas and facilities, and Lessor’s fee for supervision and administration of the items set forth in this sub-paragraph, currently at 10%, but excluding depreciation, loan payments, and replacement of major building structural elements.  Depreciation, as used in this section, is defined specifically to be related to the purchase price of the building, subsequent improvements within tenant spaces, and payments of lease commissions.

Lessor shall from time to time estimate to Lessee its monthly pro-rata share of such expenses based upon existing costs.  Lessee’s pro-rata share shall be that percentage of the total expenses as the square footage of Lessee’s Premises bears to the total applicable net rentable square footage of the buildings or such other equitable apportionment as may be adopted.  Such monthly estimated amount shall be paid by Lessee on or before the first day of each month.  Lessor, annually or upon termination hereof, shall compute Lessee’s actual pro-rata share of such expenses.  Any overpayment shall be refunded or credited to Lessee, at its option, and any deficiency shall be paid by Lessee within fifteen (15) days after date of Lessor’s statement.  Lessor’s records showing expenditures made for such expenses shall be available for Lessee’s inspection at any reasonable time.

9.             LESSOR’S RESERVATIONS.  Lessor reserves the right without liability to Lessee: (a) to inspect the Premises, to show them to prospective tenants, and if they are vacated, to prepare them for reoccupancy; (b) to retain at all times and to use in appropriate instances keys, to which only authorized building personnel have access, to doors within and into the Premises; (c) to make repairs, alterations, additions or improvements, whether structural or otherwise, in or about the buildings, and for such purposes to enter upon the Premises and during the continuance of any work, to close common areas and to interrupt or temporarily suspend building services and facilities, all without affecting any of Lessee’s obligations hereunder, so long as the Premises are reasonably accessible; and (d) generally to perform any acts relating to the safety, protection and preservation of the Premises or building.

10.           POSSESSION.  If Lessor fails to deliver possession of the Premises at the commencement date of the term hereof, Lessee may give Lessor written notice of its intention to cancel this Lease unless possession is delivered within sixty (60) days after receipt of such notice by Lessor; provided such commencement date shall be extended a period of time equal to the period of any delays resulting from causes beyond Lessor’s control.  Lessor shall not be liable for any damages caused by failure to deliver possession of the Premises and Lessee shall not be liable for any rent until such time as Lessor delivers possession.  A delay in possession shall not extend the term of the termination date.  If Lessor offers possession of the Premises prior to the commencement date of the term of this Lease, and if Lessee accepts such early possession, both parties shall be bound by the terms hereof during such period, including the payment of rent, which shall be prorated.

11.           ASSIGNMENT AND SUBLETTING.  Lessee shall not either voluntarily or by operation of law assign, transfer, convey or encumber this Lease or any interest under it, or sublet the Premises or any part thereof, or allow any other person to occupy or use the Premises without Lessor’s prior written consent.  Lessor reserves the right to recapture the Premises in lieu of giving its consent by giving notice to Lessee of such recapture within twenty (20) days after receipt of a written request for assignment or subletting.  Such recapture shall terminate this Lease as of the proposed date of assignment or subletting, which shall be the last day of a calendar month and not earlier than sixty (60) days after receipt of Lessee’s request hereunder.

In the event that Lessor shall not elect to recapture the Premises and shall thereafter give its consent, Lessee shall pay Lessor a reasonable fee, not to exceed $500.00, to reimburse Lessor for processing costs.  Lessor’s consent, if given, shall not release or discharge Lessee from any liability under this Lease and shall not be deemed consent to any future assignment or sublease.  Any assignment or subletting without Lessor’s consent shall be void, and shall constitute a default under this Lease.  A transfer by the present majority shareholders of ownership or control of a majority of the voting stock of a corporate Lessee shall be deemed an assignment for the purpose of this paragraph.

12.           ALTERATIONS.  After prior written consent of Lessor, Lessee may but is not obligated to make minor alterations, additions and improvements in the Premises at its sole cost and expense.  In the performance of such work, Lessee shall save Lessor harmless from any damage, loss, or expense and shall comply with all laws, ordinances, rules and regulations of any proper public authority.  Upon termination of this Lease, such alterations, additions and improvements made in, to or on the Premises (including without limitation partitions, draperies, carpeting, lighting and other physically attached fixtures) shall remain upon and be surrendered as a part of the Premises; provided, however, that upon Lessor’s written request, Lessee shall promptly remove such additions, alterations, or improvements, repair any damage caused thereby and restore the Premises to its original condition at Lessee’s sole cost and expense.

13.           SIGNS.  Lessee shall not paint or install any signs or symbols on the exterior doors, plate glass or walls of the Premises or install any electrically lighted signs in or upon the Premises, without the prior written consent of Lessor.  No showcases or other fixtures or objects shall be placed by Lessee inside or outside of the buildings, in the corridors, or elsewhere in or about the buildings, other than within the Premises.  Windows facing on corridors shall at all times be wholly clear and uncovered (except for such signs as Lessor may approve) so that a full unobstructed view of the interior of the Premises may be had from the corridors.  No sign, tag, label, picture, advertisement, or notice (other than price tags of customary size used in marking samples) shall be displayed, distributed, inscribed, painted or affixed by Lessee on any part of the outside or inside of the buildings or the Premises without the prior written consent of Lessor.

14.           ACCIDENTS AND LIABILITY.  Lessor or its agents shall not be liable for any injury or damage to persons or property sustained by Lessee or others in and about the Premises or the buildings, except to the extent caused by Lessor’s negligence, if any.  Lessee agrees to defend and hold Lessor and its agents harmless from any claim, action and/or judgment for injury or damage to persons or property suffered in or about the Premises by any person, firm or corporation, except to the extent caused by Lessor’s negligence, if any.  Lessee shall, at its expense, carry public liability insurance, such insurance to afford minimum protection to the combined limit of not less than Five Hundred Thousand Dollars ($500,000.00) or such other reasonable amount as Lessor may require in respect to injury or damage to persons or property.  Lessee shall submit a certificate of such insurance to Lessor and such insurance shall not be cancelable without thirty (30) days prior written notice thereof to Lessor.

15.           DAMAGE OR DESTRUCTION.  If the Premises or the building shall be damaged or destroyed by fire or other casualty, Lessor shall have the option either (a) to repair or rebuild within one hundred eighty (180) days, or (b) not to repair or rebuild, and to cancel this Lease on thirty (30) days notice.  If Lessor fails to give Lessee written notice of its election within thirty (30) days from the date of damage, or if the restoration of the Premises cannot be completed within one hundred eighty (180) days from date of notice, Lessee may cancel this Lease on thirty (30) days notice.  During the period of untenantability, rent shall abate in the same ratio as the portion of the Premises rendered untenantable bears to the whole of the Premises.

16.           EMINENT DOMAIN.  If the whole of the Premises shall be taken by any public authority under the power of eminent domain, or purchased by the condemnor in lieu thereof, the term of this Lease shall cease as of the date possession is taken by such public authority.  If only a part of the Premises shall be so taken, the Lease shall terminate only as to the portion taken, and shall continue in full force and effect as to the remainder of said Premises, and the monthly rent shall be reduced proportionately; provided, however, if the remainder of the Premises cannot be made tenantable for the purposes for which Lessee has been using the Premises or if more than twenty-five percent (25%) of the rentable square footage of the Premises shall be so taken, then either party, by written notice to the other, given at least thirty (30) days prior to the date that possession must be surrendered to the public authority, may terminate this Lease effective as of such surrender of possession.  If any part of the buildings other than the Premises shall be so taken so as to render in Lessor’s opinion the termination of this Lease beneficial to the remaining portion of the buildings, Lessor shall have the right within sixty (60) days of said taking to terminate this Lease upon thirty (30) days written notice to Lessee.  In the event of any taking, whether whole of partial, Lessor shall be entitled to all awards, settlement, or compensation which may be given for the land and buildings.  Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease.

17.           LIENS AND INSOLVENCY.

(a).  Tenant shall keep the Premises and the building free from any lien or claim of lien arising out of any work performed upon or materials furnished to the Premises by or on behalf of Tenant.  Tenant hereby agrees to indemnify and hold Landlord harmless from any loss, cost, or liability resulting from any such lien or claim of lien, performed at Tenant’s cost and expense at the direction of Tenant.  In the event any lien or claim of lien is filed against the building, the land or the Premises by any person claiming by, through or under Tenant, Tenant shall, upon the request of Landlord, immediately post in favor of Landlord, at Tenant’s expense, a bond in form and amount satisfactory to Landlord (but not exceeding 150% of the reasonably estimated liability for costs and expenses which Landlord may incur in connection with the removal of the lien) and issued by a surety satisfactory to Landlord, indemnifying Landlord against all liability, cost, and expenses, including attorneys’ and collection agency fees, which Landlord may incur as a result of the lien.  Provided that such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice to Landlord, may contest, by appropriate proceedings conducted in good faith and with due diligence, any lien, encumbrance, or charge against the Premises arising from work done or materials provided to the Premises for or on behalf of Tenant, provided such proceedings suspend the collection thereof and Landlord determines that neither the Premises, the building nor any part thereof or interest therein is or will be in any danger of being sold, forfeited or lost.

(b).  If Lessee shall be declared insolvent or bankrupt, or if Lessee’s leasehold interest herein shall be levied upon or seized under writ of any court of law, or if a trustee, receiver or assignee be appointed for the property of Lessee, whether under operation of State or Federal statutes, then Lessor may, at its option, immediately (notice being expressly waived) terminate this Lease and take possession of said Premises, without terminating Lessee’s obligations hereunder.

18.           DEFAULT AND REENTRY.  If Lessee fails to keep or perform any of the covenants and agreements herein contained, then the same shall constitute a breach hereof.  If Lessee has not remedied such breach within three (3) days after written notice thereof from Lessor if the breach is non-payment of rent or other charges, or within twenty (20) days after written notice thereof from Lessor in the event of the breach of any other covenant, then Lessor may, at its option, without further notice or demand:

(a)  Cure such breach for the account and at the expense of Lessee and such expense shall be deemed additional rent due on the first of the following month; or

(b)  Reenter the premises, remove all persons therefrom, take possession of the Premises and remove all equipment, fixtures, and personal property therein at Lessee’s risk and expense, and (1) terminate this Lease, or (2) without terminating the Lease or in any way affecting the rights and remedies of Lessor or the obligations of Lessee, re-let the whole or any part of the Premises as agent for Lessee, upon such terms and conditions and for such term as Lessor may deem advisable.  In either event, the rents received and any last month’s rent deposit held under this Lease may first be applied by Lessor to the costs and expenses of re-letting, including without limitation, cleaning and necessary renovation and alteration, and the balance of such rent shall be applied toward payment of all sums due or to become due to Lessor hereunder, and Lessee shall pay to Lessor any deficiency; however, Lessor shall not be required to pay any excess to Lessee.  The above remedies of Lessor are cumulative and in addition to any other remedies now or hereafter allowed by law or elsewhere provided for in this Lease.

19.           REMOVAL OF PROPERTY.  Any goods or fixtures of Lessee removed by Lessor in accordance with paragraph 18 above may be stored by Lessor at the cost and expense of Lessee or may be deposited on any sidewalk or delivery area adjacent to the buildings, at the sole risk of Lessee and without any further responsibility on the part of Lessor, and Lessor may without removing said goods or fixtures or after removing said goods and fixtures, without obligation to do so and without any notice to Lessee, sell or dispose of the same at public or private sale for the account of Lessee, in which event the proceeds may be applied by Lessor upon any indebtedness due from Lessee to Lessor.  Lessee hereby waives all claims for damages that may be caused by Lessor re-entering and taking possession of the Premises and removing or disposing of said goods and fixtures and herein provided.

20.           COSTS AND ATTORNEY’S FEES.  If by reason of any default or breach on the part of either party in the performance of any of the provisions of this Lease, a legal action is instituted, the prevailing party shall be entitled to all reasonable costs and attorney’s fees in connection therewith.  Any action brought hereunder shall be maintained in the Superior Court in King County, Washington.

21.           SUBROGATION WAIVER.  Lessor and Lessee each herewith and hereby releases and relieves the other and waives its entire right of recovery against the other for loss or damage arising out of or incident to the perils described in “all risk” insurance policies, including earthquake and flood insurance endorsements, approved for use in the State of Washington which occurs in, on or about the Premises, whether due to the negligence of either party, their agents, employees or otherwise.

22.           RELOCATION OF PREMISES.  Lessee agrees that Lessor may at any time during the term or any extension hereof after at least thirty (30) days prior written notice, require Lessee to move to other space elsewhere in the buildings at the cost and expense of Lessor.  In lieu of such relocation, Lessee shall have the option to terminate this lease, effective on the date Lessee is required to move, by written notice to Lessor within fifteen (15) days after delivery of Lessor’s notice.

23.           HOLDING OVER.  If Lessee, with the implied or express consent of Lessor, shall hold over after the expiration of the term of this Lease, Lessee shall remain bound by all the covenants and agreements herein, except that the tenancy shall be from month to month, and the monthly rent shall be at the rate of one hundred fifty percent (150%) of the last paid rent.

24.           SUBORDINATION.  Lessee agrees that this Lease shall be subordinate to the lien of any mortgages or deeds of trust now or hereafter placed against the real property of which the Premises comprise a part, and to all renewals and modifications, supplements, consolidations and extensions thereof; provided, however, in the event that any mortgagee or beneficiary shall elect to subordinate its lien to this Lease, Lessor reserves the right to subordinate said mortgage lien to this Lease upon the terms required by such mortgagee or beneficiary.

25.           SURRENDER OF POSSESSION.  Lessee, prior to the termination of this Lease or of Lessee’s right to possession, shall remove from the Premises all of Lessee’s furniture, trade fixtures and other unattached personal property, and such alterations, additions, improvements or signs required by Lessor to be removed, and shall repair or pay for all damage to the Premises caused by such removal.  All such property remaining and every interest of Lessee in the same shall be conclusively presumed to have been conveyed by Lessee to Lessor under this Lease as a bill of sale, without compensation, allowance, or credit to Lessee.  Lessee shall upon termination of this Lease or of Lessee’s right of possession, deliver all keys to Lessor and peacefully quit and surrender the Premises without notice, neat and clean, and in as good condition as when Lessee took possession, except for reasonable wear and tear as determined by Lessor.

26.           LATE PAYMENT AND INTEREST.  If any amount due from Lessee is not received in the office of Lessor on or before the tenth (10th) day following the date upon which such amount is due and payable, a late charge of ten percent (10%) of said amount shall become immediately due and payable, which late charge Lessor and Lessee agree represents and fair and reasonable estimate of the processing and accounting costs that Lessor will incur by reason of such late payment.  All past due amounts owing to Lessor under this Lease, including rent and the above late charge, shall be assessed interest at the annual percentage rate of eighteen percent (18%) from the date due or date of invoice, whichever is earlier, until paid.

27.           NOTICE.  Any notice required to be given by either party to the other pursuant to the provisions of this Lease or any law, present or future, shall be in writing and shall be deemed to have been duly given or sent if delivered personally or if properly deposited in the United States Mail by registered or certified mail, return receipt requested, addressed to the Lessor at 5701 Sixth Avenue South, Suite 440, Seattle, WA 98108 or to Lessee at the following address, or to such other address as either party may designate to the other in writing from time to time.

5601 Sixth Avenue South, Suite 600, Seattle, Washington 98108

and

3200 Wilcrest, Suite 370, Houston, TX 77042

28.           CONDUCT OF BUSINESS.  Intentionally deleted.

29.           NO WAIVER OF COVENANTS.  Time is of the essence of this Lease.  Any waiver by either party of any breach hereof by the other shall not be considered a waiver of any future similar or other breach.  This Lease contains all the agreements between the parties; and there shall be no modification of the agreements contained herein except by written instrument.

30.           BINDING ON HEIRS, SUCCESSORS AND ASSIGNS.  The covenants and agreements of this Lease shall be binding upon the heirs, executors, administrators, successors and assigns of both parties hereto, except as hereinabove provided.

31.           ASSIGNMENT OF LEASE.  Lessee acknowledges that Lessor, in connection with its mortgage financing upon the real property of which the Premises are a part, may assign this Lease for additional security purposes, and that pursuant to the terms of that assignment, unless and until the Lessee shall have received notice from such lender to the contrary, Lessee shall pay all rents and other monies due under this Lease as specified herein.

32.           PAYMENTS TO LESSOR.  In the event any payment due form Lessee to Lessor is made by a party other than Lessee, such payments shall be deemed to have been made by and for the account of Lessee, and the party making such payment shall have no rights under this Lease.

33.           CORPORATE AUTHORITY.  Lessee warrants that all necessary corporate actions have been duly taken to permit Lessee to enter into this Lease and that each undersigned officer has been duly authorized and instructed to execute this Lease.

34.           LIABILITY OF LESSOR.  Lessee agrees that no trustee, officer, employee, agent, manager, or individual partner of Lessor, or its constituent entities, shall be personally liable for any obligation of Lessor hereunder, and that Lessee must look solely to the interest of Lessor or its constituent entities in the subject real estate for the enforcement of any claims against Lessor arising hereunder.

35.           ESTOPPEL CERTIFICATE.  Within ten (10) days after notice from Lessor, Lessee shall execute and deliver to Lessor a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications.  The certificate also shall state the amount of total rent, the dates to which the rent has been paid in advance, the amount of any security deposit or prepaid rent, the fact that there are no current defaults under the Lease by either Lessor or Lessee except as specified in such statement, and such other matters as may reasonably be requested by Lessor or any purchaser or lender of Lessor.  Lessee acknowledges that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the buildings or any interest therein.  Failure to deliver the certificate within said ten (10) day period shall constitute a material breach of this Lease and shall be deemed a conclusive admission by Lessee that this Lease is in full force and effect and has not been modified except as may be represented by Lessor.

36.           RENT ADJUSTMENT.  Effective June 1, 2003, the monthly rent as provided for in Paragraph 3 of the Lease shall be Fifteen Thousand Ninety Four and 25/100 Dollars ($15,094.25).

37.           TENANT IMPROVEMENTS.  Lessor agrees to provide up to Thirty Thousand and 00/100 Dollars ($30,000.00) so that Lessor can complete the following improvements to the Premises:

1.             Paint

2.             Carpet

The Thirty Thousand and 00/100 Dollars ($30,000.00) for tenant improvements shall include but not be limited to contractor’s profit which shall not exceed 7%, construction costs, construction management: fee of seven percent (7%) payable to Lessor, building permits, permit fees, architectural fees, directory sign updates, suite keys and Washington State Sales Tax.

Any additional tenant improvements that exceed the scope of work described above, for which the Lessee is responsible or has requested, shall be at the sole expense of the Lessee.

38.           PARKING.  Lessee shall have the right to up to ten (10) unreserved parking stalls in the building garage in an area specified by Lessor.  Lessee recognizes that Lessor currently has no parking attendant and/or parking control system implemented by Lessor.  Parking shall be free of charge to Lessee unless and until all tenants at Seattle Design Center are charged for parking in a uniform way.

39.           NON DISCLOSURE.  Neither Lessee, nor any of its officers, shareholders, directors, employees, or representatives, shall disclose, divulge, communicate or otherwise reveal to any person the existence, or any of the provisions or contents, of this Agreement, except and only to the extent, Lessee becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process or requirements of Federal Securities’ laws) to disclose the existence, or any of the provisions or contents, of this Agreement, in which event Lessee shall provide Lessor with prompt prior written notice of such requirement so that Lessor may seek a protective order or other appropriate remedy and/or waive compliance with terms of this Paragraph.  Lessee warrants and represents that neither the provisions nor the intention of this Paragraph have been violated at any time prior to the execution by Lessee of this Agreement.  This violation of the provisions or the intention of this Paragraph, whether said violation occurred or occurs prior to, on, or after the execution by Lessee of this Agreement, shall be deemed an “Event of Default” under the Lease, and shall entitle Lessor to exercise any or all of its rights and remedies under the Lease, at law or in equity.

Lessor:		Lessee:

Bay West Design Center, LLC,		EpicEdge, Inc.,
a Delaware limited liability company		a Texas corporation,

By:	BW Seattle Corp., a Washington corporation its manager

By:	/s/ Timothy Treadway	By:	/s/ Jeff Sexten
Timothy Treadway, Executive Vice President		Jeff Sexten, President & COO

EXHIBIT A

LEGAL DESCRIPTION

SEATTLE DESIGN CENTER

Those portions of Blocks 1 and 2, Georgetown Riverfront Addition, and Blocks 26 and 27, Commercial Street Steam Motor Addition, City of Seattle, King County, Washington, described as follows:

Beginning at the Northwest corner of Lot 1, Block 27, of the Plat of Commercial Street Steam Motor Addition, according to plat recorded in Volume 3 of Plats, Page 85, in King County, Washington; thence N 00º46’18” E along the northerly extension of the west line of said Lot 1 a distance of 10.00 feet to the south margin of South Orcas Street as established by Vacation Ordinance No. 60786, records of the City of Seattle; thence S 89º05’18” E along said south margin a distance of 567.58 feet; thence along a curve to the right having a radius of 15.00 feet, an arc distance of 24.47 feet through a central angle of 93º29’10” to the west margin of Sixth, Avenue South as established by Acceptance Ordinance No. 98789 and Vacation Ordinance No, 98793, records of the City of Seattle; thence S 04º23’52” W along said west margin a distance of 196.42 feet; thence along a curve to the right having a radius of 15.00 feet an arc distance of 22.65 feet through a central angle of 86º31’59” to the south line of Block 2 of the Plat of Georgetown Riverfront Addition, according to Plat recorded in Volume 11 of Plats, Page 5, in King County, Washington; thence N 89º04’09” W along said south line of Block 2 and of Block 1 of said Plat of Georgetown Riverfront Addition a distance of 514.75 feet of the east line of Lot 1 of said Block 1; thence N  00º48’13”  E along said east line of Lot 1 and its northerly extension a distance of 107.93 feet to the alley centerline 8 feet north of the north line of said Lot 1; thence N 89º04’09” W along said centerline a distance of 40.36 feet to the southerly extension of the west line of said Lot 1, Block 27, Plat of Commercial Street Steam Motor Addition; thence N 00º46’18” E along the southerly extension of said Lot 1 and along the west line of said Lot 1 of Block 27 of the Plat of Commercial Street steam Motor Addition, a distance of 107.95 feet to the point to beginning.

Also, Lots 1 through 18 inclusive of Block 17 of the plat of Commercial Street Steam Motor Addition to the City of Seattle, recorded in Volume 3 of Plats, Page 85, in King County, Washington, together with vacated alley and portion of South Findlay Street adjoining, vacated per city Ordinance No. 110210.

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EXHIBIT B

[FLOORPLAN]

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EXHIBIT C

RULES AND REGULATIONS

1.     Any directories provided by Lessor for the Building will be for the display of the name and location of tenants only unless otherwise approved by Lessor.

2.     Lessee shall not place any new or additional locks on any doors of the Premises, nor re-key any existing locks without the consent of Lessor.

3.     Lessor reserves the right to close and keep locked all common entrances and exits during such hours as Lessor may deem advisable.  Entrance by tenants to the Buildings on Building holidays and weekends, other than Show Days, shall be limited to those doors designated by Lessor.

4.     Lessor reserves the right to exclude or expel from the buildings any person who, in the judgment of Lessor, is intoxicated, under the influence of drugs or whose conduct is otherwise disturbing to others, or who shall in any manner violate any of the rules and regulations.

5.     Lessee shall not do or permit to be done within the Premises anything which would unreasonably annoy or interfere with the rights of other tenants of the Buildings.

6.     Lessor will not be responsible for lost or stolen personal property, equipment or money from the Buildings at any time.

7.     Lessee shall not permit its employees or invitees to loiter in or about the common areas, to obstruct any of the entries, passages, corridors of common areas, nor to place any rubbish, litter, merchandise or material of any nature into any Building, delivery, parking, traffic or other common areas except as designated by Lessor.

8.     Canvassing, soliciting, or peddling in and about the Buildings are prohibited, and Lessee shall cooperate to prevent such activity.

9.     During non-business hours and days, Lessor may refuse access to the Buildings or the Premises by master-key controlled by Lessor unless the person seeking access is known to Lessor's employees, has a pass, or is properly identified.  Lessor shall not be liable for damages for any error in admitting or excluding any person from the Buildings or Premises.

10.   Lessee shall not make or permit any use of the Premises which may be dangerous to life, limb, or property, nor permit any noise, odor, or vibrations to emit from the Premises which are objectionable to Lessor or to other occupants of the Buildings.  Lessee shall not cause a nuisance or violation of any regulation of any governmental agency within the Premises or the Buildings.

11.   Lessee shall not commit any waste, damage, or injury to the Premises, the Buildings or parking, loading, and other common areas.

12.   Lessee shall not at any time display a "For Rent" sign upon the Premises.

13.   No vehicles or animals shall be brought into the Buildings.

14.   Lessee and its employees shall park only in such areas as may be designated by Lessor.

15.   Lessee shall not use any person or contractor who has not been approved by Lessor to perform window washing, cleaning, decorating, repair or other work in the Premises.

16.   Lessor reserves the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Buildings and also the time and the manner of moving such items, merchandise, furniture and similar items in and out of the Buildings.  Movements of Lessee's property in, out, or within the Buildings are entirely at the risk and responsibility of Lessee.

17.   Lessee shall not keep or use in or upon the Premises any oil, burning fluid, gasoline or other combustible or explosive materials.

18.   Lessee agrees that it will install on its entrance doors decals supplied by Lessor that shall read "Showrooms are not open to the public.  Authorized professional buyers only".

19.   Lessee shall at all times keep clean the glass of all showroom windows and doors.  Lessor reserves the right to require window treatments of specified types on windows of the Premises which are visible from Atriums or Common Areas.

20.   Lessee shall not waste electricity or water and shall cooperate fully with Lessor to assume the most effective and economical operation of the Buildings' lighting, heating, air conditioning, and other utilities systems.  Lessee shall refrain from adjusting any controls other than room thermostats installed for Lessee's use.

21.   Lessor reserves the right to approve the installation our use of any light fixtures, office or showroom equipment which would cause the electrical usage within the Premises to exceed a maximum allowable electrical load of 2.35 watts per square foot of Premises.  Lessor also reserves the right to approve connections to electric current other than through existing electrical outlets provided for Lessee's use.

22.   Lessee shall keep Lessor advised of the current telephone number(s) of Lessee's employees who may be contacted in an emergency, i.e., fire, break-in, vandalism, etc.  If Lessor shall deem it necessary to respond to such emergency on Lessee's behalf in order to protect the Premises or the Buildings, Lessee shall pay all reasonable costs incurred, including any time spent by Lessor's employees in responding to such emergency.

23.   Lessor is not responsible to any tenant for the non-observance or violation of the rules and regulations by any other tenant.

LESSEE:

STATE OF	Texas	)
) ss.
COUNTY OF	Travis	)

On this 1st day of May 2000, personally appeared before me Jeffrey Sexton, to me known to be the President & COO of the corporation that executed the within instrument, and acknowledged to me that       was authorized to sign the same on behalf of the corporation as its free and voluntary act and deed for the uses and purposes therein mentioned.

[SEAL]	SANDRA M. ROY	/s/ Sandra M. Roy
	MY COMMISSION EXPIRES	NOTARY PUBLIC in and for the
	October 31, 2000	State of Texas, residing at
100 Lido Cr P-3, Austin, TX 78734.
My commission expires: 10/31/2000.

LESSOR:

STATE OF	Washington	)
) ss.
COUNTY OF	King	)

On this 4th day of May 2000, before me personally appeared Timothy Treadway, to me known to be the Executive Vice President of BW Seattle Corp., a Washington corporation, which is manager of Bay West Design Center, LLC, a Delaware limited liability company, Lessor, that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said property manager, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

TIA BOCOCK	/s/ Tia Bocock
NOTARY PUBLIC	NOTARY PUBLIC in and for the
COMMISSION EXPIRES	State of Washington residing
12-9-02	at Seattle
STATE OF WASHINGTON	My commission expires: 12-9-02.

Property # 3002	Tenant # 530	Unit # 600
			RENTAL PAYMENT COUPON - July 2000
Property Address:			Payment Due:

EpicEdge, Inc.			Rent	$13,087.50
5601 6 Ave S, Suite 600			CAM	2,776.20
Seattle WA 98108			Storage	0.00
			Total Payment due on 7/1/00	$15,863.70

Remittance Address:

Bay West Design Center, LLC			Late Charge	1,586.37
P O Box 24842
Seattle WA 98124-0842			Total if payment received after 7/10/00	$17,450.07

Property # 3002	Tenant # 367	Unit # 600	RENTAL PAYMENT COUPON - August 2000
Property Address:			Payment Due:

EpicEdge, Inc.			Rent	$13,087.50
5601 6 Ave S, Suite 600			CAM	2,776.20
Seattle WA 98108			Storage	0.00
			Total Payment due on 8/1/00	$15,863.70

Remittance Address:

Bay West Design Center, LLC			Late Charge	1,586.37
P O Box 24842			Total if payment received after 8/10/00
Seattle WA 98124-0842				$17,450.07

Property # 3002	Tenant # 530	Unit # 600	RENTAL PAYMENT COUPON - Sept 2000
Property Address:			Payment Due:

EpicEdge, Inc.			Rent	$13,087.50
5601 6 Ave S, Suite 600			CAM	2,776.20
Seattle WA 98108			Storage	0.00
			Total Payment due on 9/1/00	$15,863.70

Remittance Address:

Bay West Design Center, LLC			Late Charge	1,586.37
P O Box 24842
Seattle WA 98124-0842			Total if payment received after 9/10/00	$17,450.07

Property # 3002	Tenant # 530	Unit # 600	RENTAL PAYMENT COUPON - October 2000
Property Address:			Payment Due:

EpicEdge, Inc.,			Rent	$13,087.50
5601 6 Ave S, Suite 600			CAM	2,776.20
Seattle WA 98108			Storage	0.00
			Total Payment due on 10/1/00	$15,863.70

Remittance Address:

Bay West Design Center, LLC			Late Charge	1,586.37
P O Box 24842
Seattle WA 98124-0842			Total if payment received after 10/10/00	$17,450.07

Property # 3002	Tenant # 530	Unit # 600	RENTAL PAYMENT COUPON - Nov 2000
Property Address:			Payment Due:

EpicEdge, Inc.,			Rent	$13,087.50
5601 6 Ave S, Suite 600			CAM	2,776.20
Seattle WA 98108			Storage	0.00
			Total Payment due on 11/1/00	$15,863.70

Remittance Address:

Bay West Design Center, LLC			Late Charge	1,586.37
P O Box 24842
Seattle WA 98124-0842			Total if payment received after 11/10/00	$17,450.07

Property # 3002	Tenant # 530	Unit # 600	RENTAL PAYMENT COUPON - Dec 2000
Property Address:			Payment Due:

EpicEdge, Inc.			Rent	$13,087.50
5601 6 Ave S, Suite 600			CAM	2,776.20
Seattle WA 98108			Storage	0.00
			Total Payment due on 12/1/00	$15,863.70

Remittance Address:

Bay West Design Center, LLC			Late Charge	1,586.37
P O Box 24842
Seattle WA 98124-0842			Total if payment received after 12/10/00	$17,450.07

[WELLS FARGO BANK LOGO]	ESTOPPEL AGREEMENT

Loan #85-0200161

Tenant’s Trade Name: Epic Edge

This ESTOPPEL AGREEMENT (“Agreement”) is made as of the date set forth below, by Epic Edge, Inc., a Texas Corporation (“Tenant”), based upon the following facts and understandings of Tenant:

RECITALS

A.            Bay West Design Center, LLC, (“Owner”) is or is about to become the owner of the land and improvements commonly known as the Seattle Design Center (“Property”) and the owner of the landlord’s interest in the lease identified in Recital B below (“Lease”).

B.            Tenant is the owner of the tenant’s interest in that lease dated 03/23/00, which was originally executed by Timothy Treadway, Executive Vice President, as landlord, and by Jeff Sexton President & COO as tenant.  (Said lease and the referenced amendment(s) thereto are collectively referred to herein as the “Lease”).

C.            Owner, as borrower or as co-borrower with one or more other co-borrower(s), has a loan (“Loan”), with LaSalle Bank National Association, as Trustee for Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates Series 1999-WF2, Wells Fargo Bank, N.A. as Master Servicer Wells Fargo Bank, N.A. (“Lender”) which is secured by, among other things, a mortgage, deed of trust, trust indenture or deed to secure debt encumbering the Property (“Mortgage”).

D.            As a condition to the release of certain impounds under the Loan, Lender has required that Tenant furnish certain assurances to, and make certain agreements with, Lender, as set forth below.

THEREFORE, Tenant warrants and represents to, and agrees with, Lender as follows:

1.             ESTOPPEL.  Tenant warrants and represents to Lender, as of the date hereof, that:

1.1           Lease Effective.  The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding, and there have been no modifications or additions to the Lease, written or oral, other than those, if any, which are referenced above in Recital B.

1.2           Tenant Improvement; Occupancy.  All Tenant improvements required to be constructed by Owner under the Lease have been fully completed to Tenant’s satisfaction and Tenant has accepted the leased premises and is currently occupying them.

1.3           No Default.  To the best of Tenant’s knowledge: (a) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease either by Tenant or Owner; and (b) Tenant has no existing claims, defenses or offsets against rental due or to become due under the Lease.

1.4                                 Entire Agreement.  The Lease constitutes the entire agreement between Owner and Tenant with respect to the Property, and Tenant claims no rights of any kind whatsoever with respect to the Property, other than as set forth in the Lease.

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1.5                                 Minimum Rent.  The annual minimum rent under the Lease is $833412, subject to any escalation, percentage rent and/or common area maintenance charges provided in the Lease.

1.6                                 Rental Payment Commencement Date.  The rents stated in Section 1.5 above will begin or have begun on 5/1/00.

1.7                                 Rentable area.  The rentable area of the leased premises is 8725 square feet.

1.8                                 Commencement Date.  The term of the Lease commenced or will commence on 5/1/00.

1.9                                 Expiration Date.  The term of the Lease will expire on 5/31/05.

1.10                           No Deposits or Prepaid Rent.  No deposits or prepayments of rent have been made in connection with the Lease, except as follows: 15,094.25(if none, write “None”).

1.11                           No Other Assignment.  Tenant has received no notice, and is not otherwise aware of, any other assignment of the landlord’s interest in the Lease.

1.12                           No Purchase Option or Refusal Rights.  Tenant does not have any option or preferential right to purchase all or any part of the Property, except as follows: None (if none, write “None”).

2.                                       HEIRS, SUCCESSORS AND ASSIGNS.  The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto.  Whenever necessary or appropriate to give logical meaning to a provision of this Agreement, the term “Owner” shall be deemed to mean the then current owner of the Property and the landlord’s interest in the Lease.

3.                                       ATTORNEYS’ FEES.  If any legal action, suit or proceeding is commenced between Tenant and Lender regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, all costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees).  As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment.  If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

4.                                       LENDER’S AGREEMENT.  Lender’s acceptance of this Agreement shall constitute Lender’s agreement to be bound hereby.

IN WITNESS WHEREOF, Tenant has executed this instrument as of                         , 19      ..

“Tenant”

NAME OF FIRST TENANT HERE

By:

Its:

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